INDEPENDENT  AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Community Savings Bankshares, Inc. on Form S-8 of our report dated November 15, 1996, incorporated by reference in the Annual Report on Form 10-K of Community Savings, F.A.. for year ended September 30, 1996.


/s/ DELOITTE & TOUCHE LLP
-----------------------------
DELOITTE & TOUCHE LLP



October 27, 1997